Exhibit 21

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC (1)	Delaware
American Tower Corporation De Mexico S. de R.L. de C.V.	Mexico
American Tower Delaware Corporation	Delaware
American Tower do Brasil, Ltd.	Brazil
American Tower International, Inc. (2)	Delaware
American Tower Management Inc.	Delaware
American Tower PA LLC (3)	Delaware
American Tower Trust #1	Massachusetts
American Tower Trust #2	Massachusetts
American Tower LLC	Delaware
American Tower, L.P. (4)	Delaware
American Towers, Inc.	Delaware
ATC Connecticut, Inc.	Delaware
ATC GP, Inc.	Delaware
ATC International Holding Corp.	Delaware
ATC LP, Inc.	Delaware
ATC Midwest, LLC	Delaware
ATC MexHold, Inc.	Delaware
ATC Mexico Holding Corp. (5)	Delaware
ATC Presidential Way, Inc.	Delaware
ATC Realty Holding, Inc.	Delaware
ATC South America Holding Corp.	Delaware
ATC South LLC	Delaware
ATC Tower Services, Inc.	New Mexico
ATC Westwood, Inc.	Delaware
ATS-Needham LLC (6)	Massachusetts
ATS/PCS, LLC	Delaware
Carolina Towers, Inc.	South Carolina
Haysville Towers, LLC (7)	Kansas
Kline Iron & Steel Co., Inc.	Delaware
MATC Cellular, S. de R.L. de C.V.	Mexico
MATC Digital S. de R.L. de C.V.	Mexico
MATC Servicios, S. de R.L. de C.V.	Mexico
MHB Tower Rentals of America LLC	Mississippi
New Loma Communications, Inc.	California
Shreveport Tower Company (8)	Louisiana
Telecom Towers, LLC	Delaware
Towers of America LLLP (9)	Delaware
Towersites Monitoring, Inc.	Delaware
UniSite/Omni Point NE Tower Venture, L.L.C. (10)	Delaware
UniSite/OmniPoint FL Tower Venture, L.L.C. (11)	Delaware
UniSite/OmniPoint PA Tower Venture L.L.C. (12)	Delaware
Unisite, Inc.	Delaware
Verestar AG	Switzerland
Verestar International, Inc.	Delaware
Verestar Networks, Inc. (13)	Delaware
Verestar, Inc.	Delaware

(1)	83.4105% owned by ATC Presidential Way, Inc.
(2)	Formerly known as ATC International Holding Corp.
(3)	Formerly known as American Tower Texas LLC.
(4)	1% owned by ATC GP, Inc.
(5)	88% owned by American Tower International, Inc.
(6)	45.23% owned by American Tower, L.P. and 34.77% owned by American Towers, Inc.
(7)	67% owned by Telecom Towers, LLC.
(8)	50% owned by Telecom Towers, LLC.
(9)	49% owned by American Tower, L.P.
(10)	95% owned by Unisite, Inc.
(11)	95% owned by Unisite, Inc.
(12)	95% owned by Unisite, Inc.
(13)	Formerly known as Interpacket Networks, Inc.